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Exhibit 21

SUBSIDIARIES                                           INCORPORATED JURISDICTION

Celadon E-Commerce, Inc.                                         DE

Celadon Jacky Maeder Company                                     NY

Celadon Logistics, Inc.                                          DE

Celadon Air Mexicana, S.A. de C.V.                               Mexico

Celadon Transportation, L.L.P.                                   IN

Celadon Trucking Services, Inc.                                  NJ

Celadon Trucking Services of Indiana, Inc.                       IN

Celadon CT&L, Inc.                                               DE

Celadon Canada, Inc.                                             Ontario, Canada

International Freight Holding Corporation                        DE

JML Freight Forwarding, Inc.                                     NY

Leasing Servisio, S.A. de C.V.                                   Mexico

Randy Express, Inc.                                              NY

RIL Acquisition Corp.                                            DE

RIL, Inc.                                                        DE

Servicios de Transportacion Jaguar, S.A de C.V.                  Mexico

TruckersB2B, Inc.                                                DE

Zipp Realty LLC                                                  IN